Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-172178 and No. 333-249518 on Form S-8 of our reports dated May 7, 2021, relating to the financial statements of TAL Education Group and the effectiveness of TAL Education Group’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended February 28, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China

May 7, 2021